UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 8, 2011
_______________

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On June 8, 2011, Unigene Laboratories, Inc. (the “Company”) entered into an employment agreement (the “Agreement”), effective June 8, 2011 (the “Effective Date”), with Ashleigh Palmer.  The Agreement, pursuant to which Mr. Palmer will serve as the Company’s Chief Executive Officer, provides for a one year term (the “Term”) and establishes Mr. Palmer’s annual salary as $400,000.

Furthermore, pursuant to the Agreement, Mr. Palmer will receive a lump sum bonus of $250,000 if beginning during the Term the closing price of the Company’s common stock on the Over-the-Counter Bulletin Board (or whatever market on which such stock is trading) is $2.00 per share or greater for sixty consecutive trading days.  Mr. Palmer is also permitted to participate in the Company’s regular bonus program and employee benefit plans.

The Agreement provides that upon (a) termination of Mr. Palmer’s employment by the Company for any reason other than cause (as defined in the Agreement), (b) Mr. Palmer’s resignation upon sixty days advance written notice within sixty days of a change of control of the Company or (c) Mr. Palmer’s resignation for good reason (which is defined to mean the Company’s failure to employ Mr. Palmer in an executive position, a material diminution of Mr. Palmer’s salary and benefits in the aggregate or a 75 mile or more relocation of Mr. Palmer’s regular work location), (i) the Company will make a severance payment to Mr. Palmer equal to the greater of (x) the unpaid portion of his annual salary for the remainder of the Term or (y) three months of his then-current annual base salary, payable in accordance with the regular payroll cycle of the Company, and (ii) the Company will pay the applicable premiums for coverage of Mr. Palmer and his family under the Company’s health plans for three months immediately following the date of his termination, provided he timely and properly elects continuation of such coverage under COBRA and remains eligible for such coverage.

The Agreement also contains a non-disparagement clause, as well as non-competition and non-solicitation clauses that apply for one year following Mr. Palmer’s termination of employment for any reason, and obligates Mr. Palmer to maintain the confidentiality of any business or scientific information that he receives during the course of his employment.  This description of the Agreement does not purport to be complete and it is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
10.1	Employment Agreement by and between Unigene Laboratories, Inc. and Ashleigh Palmer, dated June 8, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

	By:	/s/ Gregory T. Mayes
Vice President, Corporate Development & General Counsel

Date: June 10, 2011

Exhibit Index

Exhibit No.	Document Description
10.1	Employment Agreement by and between Unigene Laboratories, Inc. and Ashleigh Palmer, dated June 8, 2011